                                                                  Exhibit 2.4(a)

                         F I R S T   A M E N D M E N T

                                       TO

Agreement and Plan of Reorganization Amended and Restated as of March 11, 1996 by and among The Fortress Group, Inc., Sunstar Acquisition, Inc., Solaris Development Corporation, David K. Schmidt, Lanold W. Caldwell, and Lawrence J. Witek (the "Agreement and Plan of Reorganization").

     The Agreement and Plan of Reorganization is hereby amended by amending Annex II and Annex III thereto to read as follows:


                                   "ANNEX II

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                   AMENDED AND RESTATED AS OF MARCH 11, 1996
                                  BY AND AMONG
                            THE FORTRESS GROUP, INC.
                           SUNSTAR ACQUISITION, INC.
                        SOLARIS DEVELOPMENT CORPORATION
                                      AND
                         THE STOCKHOLDERS NAMED THEREIN

          STOCKHOLDERS AND STOCK OWNERSHIP OF THE FORTRESS GROUP, INC.


                                     Part I
                                     ------

     Aggregate consideration to be paid to STOCKHOLDERS:

915,256 shares of Fortress Common Stock.

Cash:  $3,876,000


     Consideration to be paid to each STOCKHOLDER:
     --------------------------------------------

                      Shares of Fortress
Stockholder              Common Stock        Cash
- --------------------  ------------------  ----------

David K. Schmidt              - 0 -       $3,355,000
Lanold W. Caldwell          457,628          260,500
Lawrence J. Witek           457,628       $  260,500
                            -------       ----------

Totals:                     915,256       $3,876,000

                                   ANNEX II

                                    PART II


AGGREGATE CONSIDERATION TO BE PAID TO EACH FOUNDING COMPANY:



                    Shares of Fortress    Shares of Fortress       Cash
Founding Company       Common Stock          Preferred Shares      (000)
- ------------------  ------------------  ------------------------  ------
Buffington                   1,897,897                            $1,129

Christopher                  1,691,227                               179

Genesee                      1,729,495              20,000           695

Solaris                        915,256                             3,876
                             ---------             --------       ------

Totals:                      6,233,875              20,000        $5,879


                                   ANNEX III

                                TO THAT CERTAIN
                      AGREEMENT AND PLAN OF REORGANIZATION
                   AMENDED AND RESTATED AS OF MARCH 11, 1996
                                  BY AND AMONG
                            THE FORTRESS GROUP, INC.
                           SUNSTAR ACQUISITION, INC.
                        SOLARIS DEVELOPMENT CORPORATION
                                      AND
                         THE STOCKHOLDERS NAMED THEREIN

          STOCKHOLDERS AND STOCK OWNERSHIP OF THE FORTRESS GROUP, INC.
                               (Prior to Closing)


     Stockholders                               Number of Shares
     ------------                               ----------------
     Charles F. Smith & Family Trusts                  678,748

     Patricia Donnelly                                 651,585

     James J. Martell, Jr.                             624,423

     Brian J. McGregor                                 128,787

     James McEneaney                                    50,812

     Michael P. Kahn & Pepi A. Kahn                     50,812
     Co-Trustees

     James M. Pirrello                                  40,650

     Brian Buchanan                                      4,683
                                                 --------------
                Total                                2,230,500"

     IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT on this 15th day of May, 1996.

                             THE FORTRESS GROUP, INC.
ATTEST:


___________________________  By: _________________________________
                                 James J. Martell, Jr., President

                             SUNSTAR ACQUISITION
ATTEST:


____________________________    By ________________________________
                                   James J. Martell, Jr., President

                             SOLARIS DEVELOPMENT CORPORATION
ATTEST:

____________________________    By ________________________________
                                   Lanold W. Caldwell, President


                             STOCKHOLDERS:


                              __________________________________
                                 David K. Schmidt


                              ___________________________________
                                 Lanold W. Caldwell


                              ___________________________________
                                 Lawrence J. Witek